 Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of the 13th day of May 2011, by and among China Xingbang Industry Group Inc., a Nevada corporation (hereinafter referred to as “Xingbang NV”), the shareholders of Xingbang NV set forth on the signature page hereof (“Xingbang NV Shareholders”), and Xing Bang Industry Group Limited, a British Virgin Islands company (hereinafter referred to as “Xingbang BVI ”) and the shareholders of Xingbang BVI  (the “Xingbang BVI  Shareholders”).  The parties to this Agreement are sometimes referred to herein collectively as the “Parties.”

WHEREAS, Xingbang BVI owns 100% of the issued and outstanding capital stock of Guangzhou Xingbang Information Consulting Co., Ltd. (“WFOE”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”).

WHEREAS, on May 13, 2011, the WFOE entered into a series of contractual agreements with Guangdong Xing Bang Industry Information & Media Co. Ltd (“VIE”), a company incorporated under the laws of the PRC, and its shareholders, in which the WFOE assumed management of the business activities of the VIE and has the right to appoint all executives and senior management and the members of the board of directors of the VIE;

WHEREAS, Xingbang NV agrees to acquire 100% of the issued and outstanding shares of Xingbang BVI from the Xingbang BVI Shareholders in exchange for the issuance of certain shares of Xingbang NV (“Exchange”) and the Xingbang BVI Shareholders agree to exchange their shares of Xingbang BVI on the terms described herein. On the Closing Date (as identified below), Xingbang BVI will become a wholly-owned subsidiary of Xingbang NV;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES

Each party hereby represents and warrants to the other parties as follows:

Section 1.01 Organization.  Each party hereto is either a natural person or is an entity duly organized, validly existing and (for entities other than trusts) is in good standing under the laws of the state of its formation.

Section 1.02 Authority.  Each party has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements, certificates and instruments to be executed by such Party in connection with this Agreement or pursuant to the Exchange (the “Ancillary Documents”).  The execution, delivery and performance by of this Agreement and the Ancillary Documents has been duly authorized by all necessary action on the part of each Party.  This Agreement and the Ancillary Documents have been duly executed and delivered by each Party and constitute the legal, valid and binding agreements of such Party, enforceable against in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting the enforcement of creditors’ rights generally and subject to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 1.03 No Conflict With Other Instruments.  The execution of this Agreement and the Ancillary Documents and the consummation of the Exchange will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which a Party is a party.

Section 1.04 Indemnification.  Each Party hereby agrees to indemnify each other Party and each of their respective officers, attorneys, agents and directors as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (as used in this paragraph alone, a “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and the consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing Date.

ARTICLE II
PLAN OF EXCHANGE AND RELATED AGREEMENTS

Section 2.01 The Exchange

(a) On the terms set forth in this Agreement, at Closing (as defined herein), each Xingbang BVI Shareholder shall be deemed the beneficial and record owner of the number of shares of Xingbang NV common stock set opposite each Xingbang BVI’s Shareholder’s name as set forth on Exhibit A attached hereto, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Exchange Shares”). Certificates representing the Exchange Shares shall be delivered to the Xingbang BVI Shareholders within ten (10) days from the Closing.

(b) On the terms set forth in this Agreement, at Closing, each Xingbang BVI Shareholder shall deliver to Xingbang NV, the number of ordinary shares of Xingbang BVI set forth opposite each Xingbang BVI Shareholder’s name as set forth on Exhibit A, together with stock powers in favor of Xingbang NV (“Xingbang BVI Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description.

(c) Upon consummation of the transactions contemplated herein, all of the issued and outstanding Xingbang BVI shares shall be owned by Xingbang NV.

Section 2.02 The Closing.  The closing (the “Closing”) of the Exchange will occur at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, New York, New York 10017 on the date of this Agreement (the “Closing Date”).  The Closing may be undertaken remotely by delivery of facsimile, email or .pdf signatures of all documents required to consummate the Exchange.  On the Closing Date, the Company shall issue the Exchange Shares to the Xingbang BVI Shareholders.

Section 2.03 Closing Events.  On the Closing Date, the Parties shall execute, acknowledge and deliver (or shall, as the case may be, cause the applicable Parties to execute, acknowledge and deliver), any and all certificates, opinions, financial statements, schedules, agreements, releases, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to fully effectuate or evidence the transactions contemplated hereby.

ARTICLE III
MISCELLANEOUS

Section 3.01 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York, without regards to conflicts of laws principals.  The Federal and State Courts of New York in the County of New York shall serve as the exclusive venue for any case or controversy arising out of this Agreement or the Exchange.

Section 3.02 Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Xingbang Industry Group Inc.:	7/F West Tower, Star International Mansion,No.6-20 Jinsui Rd.,Tianhe District, Guangzhou, Guangdong Province, PRC Attn: Xiaohong Yao
With copies to:	Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, New York 10017 Attn: Barry Grossman, Esq. Fax: (212) 370-7889
If to Xing Bang Industry Group Limited.,	7/F West Tower, Star International Mansion,No.6-20 Jinsui Rd.,Tianhe District, Guangzhou, Guangdong Province, PRC Attn: Xiaohong Yao
or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 3.03 Recitals.  The Parties agree that the recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section 3.04 Expenses.  Each Party shall bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or the Exchange.

Section 3.05 Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date for a period of one (1) year.

Section 3.06 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  In the event that any counterpart signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

Section 3.07 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  This Agreement may only be amended by a writing signed by all Parties hereto.

Section 3.08 Best Efforts.  Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Exchange shall be consummated as soon as practicable.  Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Exchange.

Section 3.09 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to specific performance of their respective obligations hereunder.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 3.10 Construction.  The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of Agreements or any amendments hereto or the transactions contemplated hereby.

Section 3.11 Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page Follows]

[Signature Page]

IN WITNESS WHEREOF, the Parties have executed or caused this Share Exchange Agreement to be executed as of the date first-above written.

China Xingbang Industry Group Inc.

By: ___________________________________
Name: Xiaohong Yao
Title:   Director

Xing Bang Industry Group Limited

By: ___________________________________
Name: Xiaohong Yao
Title:   Director

Xingbang BVI Shareholders:

Dual Glory Limited

By: ___________________________________
Name:
Title: Director

Empire Star Group Limited

By: ___________________________________
Name:
Title: Director

Eternal Lead Limited

By: ___________________________________
Name:
Title: Director

Top Pearl Holdings Limited

By: ___________________________________
Name:
Title: Director

[Signature Page Continued]

Rosy Period Limited

By: ___________________________________
Name:
Title: Director

Future Media International Limited

By: ___________________________________
Name:
Title: Director

Novel Brilliant Limited

By: ___________________________________
Name:
Title: Director

World Achiever Limited

By: ___________________________________
Name:
Title: Director

Mail Sail Limited

By: ___________________________________
Name:
Title: Director

East Park Capital Group Limited

By: ___________________________________
Name:
Title: Director

Exhibit A

Xingbang BVI Shareholders

Name Of Shareholder	Address	Shares of Xingbang BVI Owned	Percentage of Xingbang BVI Shares Held Prior to the Exchange	Shares of Xingbang NV to be Received Upon Exchange
Dual Glory Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,200,000	4%	3,200,000
Empire Star Group Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,200,000	4%	3,200,000
Eternal Lead Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,200,000	4%	3,200,000
Top Pearl Holdings Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,200,000	4%	3,200,000
Rosy Period Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,600,000	4.5%	3,600,000
Future Media International Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	45,000,000	56.25%	44,999,000
Novel Brilliant Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,600,000	4.5%	3,600,000
World Achiever Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	8,000,000	10%	8,000,000
Magic Sail Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,000,000	3.75%	3,000,000
East Park Capital Group Limited	Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town , Tortola, British Virgin Islands	4,000,000	5%	4,000,000
Total		80,000,000	100%	79,999,000